EXHIBIT 10 (tt)

     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into as of the ____ day of October 2002 (the "Amendment") to a certain Employment Agreement dated October 27, 1998 and First Amendment dated October 13, 2000, respectively ("Employment Agreement") by and between MISONX INC., a New York corporation, having a place of business at 1938 New Highway, Farmingdale, New York 11753 ("Employer"), and Michael A. McManus, Jr. with his address at 100 White Plains Road, Bronxville, New York 10708 (Executive").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Executive is employed as President and Chief Executive Officer of Employer under the Employment Agreement; and

     WHEREAS, the parties desire to amend the Employment Agreement to continue the employment of Executive hereunder, subject to, and in accordance with, the terms and conditions of the Employment Agreement as presently in existence, as modified by the provisions hereof.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

     1.   Term of Employment.

          The term of employment as provided in Section 2 of the Employment Agreement, is hereby renewed for a period of one year, commencing on November 1, 2002 and ending October 31,2003 (the "Second Renewal Term").

     2. Section 3 of the Employment Agreement, dealing with Compensation, is hereby amended as follows:

     (a) The annual base salary provided in Section 3(a) shall be Two Hundred Seventy Five Thousand ($275,000.00) Dollars per annum. The balance of Section 3(a) of the Employment Agreement shall remain in effect.

     (b) Section 3(b) of the Employment Agreement is hereby modified in full to provide that Executive shall receive a Minimum Bonus during the Second Renewal Term of Two Hundred Fifty Thousand ($250,000.00) Dollars.


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     3.  Executive  shall  receive  options  under  Employer's Stock Option Plan covering an aggregate of 125,000 shares of Employer's common stock exercisable at the fair market value thereof on the opening of business on the date of execution of this Amendment out of which the right to exercise 62,500 shares of such options shall vest on November 1 2002 and the balance on November 1,2003. The right to exorcise shall be in customary form granted under such plan and shall be exercisable for ten (10) years from the date of grant, unless sooner terminated in accordance with its terms.

      4.    General.

          The terms of the Employment Agreement are hereby incorporated by reference and made a part hereof. Except as expressly modified herein, the Employment Agreement shall remain unmodified and in full force and effect. In the event of any conflict between this Amendment and the Employment Agreement, the provisions of this Amendment shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on and as of the day and year first above written.


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